EXHIBIT 1

           Consent of Deutsche Asset Management Group Limited


                  The undersigned agrees that the Schedule 13G executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG, Deutsche Asset Management Group Limited and Deutsche Asset Management Limited pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  June 30, 2000



                                     DEUTSCHE ASSET MANAGEMENT GROUP LIMITED



                                     By: /s/  William Slattery
                                         ---------------------------------------
                                         Name:   William Slattery
                                         Title:  Head of Business Risk